Schedule 14A
				    (Rule 14A-101)
			 INFORMATION REQUIRED IN PROXY STATEMENT

			      SCHEDULE 14A INFORMATION
	       PROXY STATEMENT PURSUANT TO SECTION 14 (A) OF THE SECURITIES
			       EXCHANGE ACT OF 1934

Filed by the Registrant    [X]
Filed by a Party other than the Registrant     [  ]

Check the appropriate:
[  ] Preliminary proxy Statement
[  ]  Confidential for Use of the Commission	Only (as permitted by Rule
      14a-6(e) (2)
[X] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

				   AVX Corporation
		     (Name of Registrant as Specified In Its Charter)


	 (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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   		      AVX

		   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


			    TO BE HELD JULY 15, 1999


				  AVX CORPORATION
			       801 17TH AVENUE SOUTH
			MYRTLE BEACH, SOUTH CAROLINA  29577

To our Shareholders:

	The Annual Meeting of Shareholders of AVX Corporation, a Delaware corporation, will be held at the Crown Reef Resort and Conference Center, 2913 South Ocean Boulevard, Myrtle Beach, South Carolina 29577, on Thursday, July 15, 1999, at 10:00 a.m., for the purpose of acting upon the following matters, as well as such other business as may properly come before the Annual Meeting or any adjournment thereof:

		1.      To elect five Directors,

		2.      To ratify a proposed amendment to the AVX Corporation
			1995 Stock Option Plan;

		3.      To ratify the Management Incentive Plan;

		4. To ratify the appointment of PRICEWATERHOUSECOOPERS, LLP as the Company's independent auditors for the fiscal year commencing April 1, 1999; and

		5. To transact any other business that may properly come before the Annual Meeting or any adjournment thereof.

	Only shareholders of record on the books of the Company on May 21, 1999, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

	In order that your shares of stock may be represented at the Annual Meeting, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed envelope. If you attend the Annual Meeting, you may vote in person even though you have previously sent in your proxy card.


/s/ Kurt Cummings
----------------------
Kurt Cummings
Corporate Secretary

Myrtle Beach,  South Carolina
June 7, 1999

				YOUR VOTE IS IMPORTANT
		   PLEASE COMPLETE, DATE AND SIGN YOUR PROXY CARD AND
		      PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.
2

				 AVX Corporation
		     801 17th Avenue South, Myrtle Beach, SC 29577

				  ____________________

				     PROXY STATEMENT
			     Annual Meeting of Shareholders
				To be held July 15, 1999
				  ____________________

	This Proxy Statement is furnished to the shareholders of AVX Corporation ("AVX" or the "Company") in connection with the solicitation on behalf of the Board of Directors (the "Board") of proxies to be used at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on
July 15, 1999, at 10:00 a.m., at the Crown Reef Resort and Conference Center, 2913 South Ocean Boulevard, Myrtle Beach, South Carolina 29577, and any adjournment thereof. The Company expects that this Proxy Statement, with the accompanying proxy and the Annual Report to Shareholders for the fiscal year ended March 31, 1999, will be mailed to shareholders on or about
June 10, 1999.

	Each share of AVX Corporation common stock, par value $.01
("Common Stock"), outstanding at the close of business on May 21, 1999, will be entitled to one vote on all matters acted upon at the Annual Meeting. On May 21, 1999, the date for determining shareholders entitled to vote at the Annual Meeting, 86,255,025 shares of Common Stock were outstanding.

	Shares will be voted in accordance with the instructions indicated in a properly executed proxy. In the event that the voting instructions are omitted on any such proxy, the shares represented by such proxy will be voted as recommended by the Board. Shareholders have the right to revoke their proxies at any time prior to a vote being taken, by (i) delivering written notice of revocation before the Annual Meeting to the Corporate Secretary at the Company's principal offices; (ii) executing a proxy bearing a later date or time than the proxy being revoked provided the new proxy is received by American Stock Transfer and Trust Company (which will have a representative present at the Annual Meeting); or (iii) voting in person at the Annual Meeting.

	The presence at the Annual Meeting, in person or by proxy, of shareholders holding in the aggregate a majority of the outstanding shares of the Company's Common Stock entitled to vote shall constitute a quorum for the transaction of business. Proxies indicating shareholder abstentions will, in accordance with Delaware law, be counted as represented at the Annual Meeting for purposes of determining whether there is a quorum present, but will not be voted for or against any proposal to which the abstention relates. However, the effect of marking a proxy for abstention on any proposal, other than the election of directors, has the same effect as a vote against the proposal. Shares represented by "broker non-votes" (i.e., shares held by brokers or nominees that are represented at a meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted for purposes of determining whether there is a quorum, but will not be voted on such matter and will not be counted for purposes of determining the number of votes cast on such matter. With respect to any matter brought before the Annual Meeting requiring the affirmative vote of a majority or other proportion of the outstanding shares, an abstention or broker non-vote will have the same effect as a vote against the matter being voted upon.

	The Company has been informed by the Trustee for the Company's stock bonus plans and deferred compensation plans that shares of Common Stock held by the Trustee for such plans will be voted by the Trustee in accordance with instructions received from the participants, and if no instructions are received with respect to any shares, such shares will be voted in the same proportion as shares for which instructions are received from other participants in the plan.

	At the date of this Proxy Statement, management does not know of any matter to be brought before the Annual Meeting for action other than the matters described in the Notice of Annual Meeting and matters incident thereto. If any other matters should properly come before the Annual Meeting, the holders of the proxies will vote and act with respect to such matters in accordance with their best judgment. Discretionary authority to do so is conferred by the enclosed proxy.

				  PROPOSAL   I
			      ELECTION OF DIRECTORS
		      NOMINATIONS FOR THE BOARD OF DIRECTORS

	The Board of Directors is currently divided into three classes elected for staggered terms. At the 1998 Annual Meeting of Shareholders, the directors of Class I were elected to a term of three years; the directors of Class II were elected to a term of two years; and the directors of Class III were elected to a term of one year.

	The current one year term of directors of Class III expires at the Annual Meeting. The Board of Directors proposes that the nominees identified below, three of whom are currently serving as Class III directors, be elected to Class III for a new term of three years.

				     CLASS III

	Nominations for Terms Expiring at the Annual Meeting in July of 2002

Directors Standing for Election

DONALD B. CHRISTIANSEN  Age 60 Senior Vice President of Finance, Chief Financial
			       Officer and Treasurer of the Company since
			       July 1997 and a member of the Board since
			       April  1992. Vice President of Finance,
			       Chief Financial Officer and Treasurer from
			       April 1994 to July 1997.  Chief Financial
			       Officer from March 1992 to April  1994.

MASAHIRO YAMAMOTO       Age 57 Member of  the Board since February  1993.
			       Senior Managing and Representative Director of Kyocera Corporation ("Kyocera") since June 1995. Employee of Kyocera since 1977.

YUZO YAMAMURA           Age 57 Member of the Board since July  1995.
			       President of Kyocera Elco Corporation, a subsidiary of Kyocera. Senior Managing and Representative Director of Kyocera since June 1995. Employee of Kyocera since 1965.

YASUO NISHIGUCHI        Age 55 Vice President of Kyocera since June 1997 and
			       Representative Director of Kyocera since June
			       1992.

HENRY C. LUCAS          Age 54 Professor of Information Systems at New York
			       University since 1984.


	The five directors have been nominated by the Board. Unless contrary instructions are given, it is intended that the votes represented by the proxies will be cast FOR the election of the persons listed above as directors. The affirmative vote of the holders of a plurality of the shares of Common Stock of the Company present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of the directors. In the event that any of the nominees should become unavailable to stand for election, the Board may designate a substitute. It is intended that all properly executed and returned proxies will be voted for such substitute nominee.





				   CLASS I

 Terms Expiring at the Annual Meeting in July of 2001

Directors Continuing in Office

KAZUO INAMORI                   Age 67 Chairman Emeritus of the Board since
				       July 1997. Chairman of the Board from
				       the Company's acquisition by Kyocera in
				       January 1990 to July 1997.  Chairman
				       Emeritus of the Board of Directors of
				       Kyocera effective July  1997, having
				       served as Chairman of the Board of
				       Directors of Kyocera, which he founded,
				       since 1959.

KENSUKE ITOH                    Age 61 Vice Chairman  of the Board since
				       July 1997 Member of the Board since
				       January 1990.  President of Kyocera
				       since June 1989 and a Representative
				       Director of  Kyocera since 1985.

BENEDICT P. ROSEN               Age 63 Chairman of the Board and Chief Executive
           Officer since July 1997. Chief Executive
				       Officer  and President of the Company
				       from April 1993 until July 1997 and a
				       member of the Board since January 1990.
				       Executive Vice President from  February
				       1985 to March 1993 and employed by the
				       Company  since 1972.  Senior Managing and
				       Representative Director of Kyocera since
				       June 1995 and previously served as a
				       Managing Director of Kyocera from 1992 to
				       June 1995. Director of Nitzanim-AVX/Kyocera
				       -Venture Capital Fund Ltd, Aerovox
				       Corporation and Nordson Corporation.

RICHARD TRESSLER                Age 57 Member of the Board since October  1995.
				       Professor and Head of the Department of
				       Material Science and Engineering at
				       Pennsylvania State University since 1991.

MASAHIRO UMEMURA                Age 55 Member of the Board since January 1990.
				       Senior Managing and Representative
				       Director of Kyocera since June 1997.
				       General Manager of the Corporate
				       Development Group of Kyocera since
				       June 1992 and Managing Director of
				       Kyocera since June 1993.  Executive
				       Vice President and Treasurer of a
				       United States subsidiary of Kyocera
				       from April 1986 to June 1992.

				    CLASS II

Terms Expiring at the Annual Meeting in July of 2000

MICHIHISA YAMAMOTO              Age 57 Member of the Board since July 1997.
				       Senior Managing and Representative
				       Director of Kyocera since June 1992.
				       Employee of Kyocera since 1970.

CARROLL A. CAMPBELL, JR.        Age 59 Member of the Board since August 1995.
				       President and Chief Executive Officer
				       of the American Council of Life Insurance since 1995. Governor of South Carolina from January 1987 to January 1995. Director of Fluor Corporation, Wackenhut Corporation and Norfolk Southern Corporation.

JOHN S. GILBERTSON              Age 55 President since July 1997. Chief

           Operating Officer of the Company since April 1994,
				       and a member of the Board since January
				       1990.  Executive Vice President from April
				       1992 to July 1997, Senior Vice President from September 1990 to March 1992 and employed by the Company since 1981. Director of Kyocera since June 1995.

RODNEY N. LANTHORNE             Age 54 Member of the Board since January 1990.
				       President of a United States subsidiary
				       of Kyocera since January 1987.  A
				       Managing Director of Kyocera since 1990.


				   PROPOSAL II
       PROPOSED RATIFICATION OF AN AMENDMENT TO THE 1995 STOCK OPTION PLAN

	The Board has adopted, subject to shareholder approval, amendments to the AVX Corporation 1995 Stock Option Plan (the "1995 Stock Option Plan") to
(i) increase the number of shares that may be issued under the plan by 500,000 and (ii) modify the 300,000 share limit on the stock options that may be granted to any one individual during any five-year period to a 500,000 share limit.

	As of March 31, 1999, 2,328,075 shares of Common Stock were subject to outstanding options granted under the 1995 Stock Option Plan. The purpose of the 1995 Stock Option Plan is to promote Company success by aligning employee financial interests with long-term shareholder value. The Board believes that the number of shares remaining available for issuance will be insufficient to achieve the purpose of the plan unless the additional shares are authorized. The modification of the share limit with respect to which any one individual may be granted stock options allows the Company more flexibility in providing equity incentives to its employees while assuring that any compensation deemed paid by the Company in connection with the exercise of these options will qualify as performance-based compensation which is not subject to the $1 million limitation on the tax deductibility of executive compensation per covered individual imposed under Section 162 (m) of the Internal Revenue Code of 1986, as amended (the "Code").

	The material terms of the 1995 Stock Option Plan are summarized below. (The summary is not intended to be a complete description of all the provisions of the plan.)

Stock Option Plan

	Pursuant to the 1995 Stock Option Plan, options may be granted to officers and key employees of the Company and its Subsidiaries for the purchase of up to an aggregate of 2,650,000 shares of Common Stock, not reflecting the proposed 500,000 share increase referred to above which is the subject of this Proposal. As of March 31, 1999, approximately 224 employees (including 12 officers) of the Company were participants in the 1995 Stock Option Plan.
The 1995 Stock Option Plan is administered by the Equity Compensation Committee of the Board which determines, at its discretion, the number of shares subject to each option granted and the related purchase price and option period. Incentive stock options ("ISO's"), as defined by the Code, and nonqualified stock options ("NQSO's") may currently be granted under the 1995 Stock Option Plan. No person, however, may be granted options under this plan during any five-year period representing an aggregate of more than 300,000 shares of Common Stock (not reflecting the further modification referred to above which is the subject of this Proposal). The 1995 Stock Option Plan requires that the exercise price for each stock option may not be less than 100% of the fair market value (as defined in the plan) of the Common Stock on the date the option is granted.

	Under the 1995 Stock Option Plan, no ISO may be granted to an employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company unless the option price is at least 110% of the fair market value of the Common Stock at the date of grant. An ISO may not be granted to any employee if the aggregate fair market value of the Common Stock (determined as of the date of grant) with respect to which such options granted to such employees are exercisable for the first time by such employee during any calendar year exceeds $100,000.

	The 1995 Stock Option Plan requires that each stock option shall expire on the date specified by the Equity Compensation Committee, but not more than ten years from its date of grant; however, in the case of an employee who at the time of such grant owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, such options shall not be exercisable after the expiration of five years after the date of grant.
Options will become exercisable in accordance with the stock option agreement entered into with respect to each option grant; provided, however, that no options shall be exercisable until the six-month anniversary of the date of its grant. Except as provided otherwise in the applicable agreement or upon termination of employment due to death, retirement after reaching age 55 ("Retirement") or incapacity, if the employee voluntarily terminates employment or is terminated for cause, his or her option (whether or not vested) shall immediately terminate. If the employee's employment is terminated by the Company for reasons other than cause, the option may be exercised within 90 days of such termination but in no event beyond the scheduled expiration of the option. If the employee's employment is terminated due to death, retirement after reaching age 55 or incapacity, the option may (a) at the discretion of the Equity Compensation Committee become fully vested and (b) be exercised, to the extent vested, including options vested in accordance with (a) above, during the one-year period following such termination, but in no event beyond the scheduled expiration of the option. Options may be exercised by the payment of cash or, unless prohibited by the option agreement, by the delivery of shares of Common Stock.

	The Board may amend or discontinue the 1995 Stock Option Plan at any time, provided that shareholder approval is required for any amendment that would increase the maximum number of shares of Common Stock that may be issued thereunder (except to the extent of adjustments for changes in capitalization and other such adjustments permitted thereby) and any amendment that would change the class of employees eligible to participate therein. No amendment or termination may adversely affect the rights of a participant who then holds an option without the participant's consent.

Federal Income Tax Consequences

	The following brief description of the tax consequences of awards under the 1995 Stock Option Plan is based on Federal tax laws currently in effect and does not purport to be a complete description of such Federal tax consquences.

Options
	There are no Federal tax consequences either to the optionee or to the Company upon the grant of an ISO or of a NQSO. On the exercise of an ISO, the optionee will not recognize any income and the Company will not be entitled to a deduction, although such exercise may give rise to alternative minimum tax liability for the optionee. Generally, if the optionee disposes of shares acquired upon exercise of an ISO within two years of the date of grant or one year of the date of exercise, the optionee will recognize ordinary income and, subject to the limitation described below, the Company will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale). The balance of any gain, and any loss, will be treated as a capital gain or loss to the optionee. If the shares are disposed of after the foregoing holding requirements are met, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

	On exercise of a NQSO, the excess of the date-of-exercise fair market value of the shares acquired over the option price will generally be taxable to the optionee as ordinary income and, subject to the limitation described below, be deductible by the Company. The disposition of shares acquired upon exercise of a NQSO will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.

	Certain additional rules apply if the option price is paid in shares of Common Stock.

Limitation on Company's Deduction

	Pursuant to Code Section 162(m), the Company's tax deduction for individual compensation paid to specified officers in any one year is limited to $1 million. The Company's deduction arising from the exercise of a NQSO (or the sale of stock acquired through the exercise of an ISO before the required holding periods are met) will be exempt from this limitation if certain outside director and shareholder approval requirements are met.

	The affirmative vote of a majority of the votes cast by the holders of shares of Common Stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote on the Proposal is required for approval of the amendment to the 1995 Stock Option Plan. The amendment to the 1995 Stock Option Plan is conditional upon and will be of no force and effect unless the proposal receives approval by the requisite vote of the shareholders.

THE BOARD RECOMMENDS A VOTE "FOR" RATIFICATION OF THE AMENDMENT TO THE 1995 STOCK OPTION PLAN.

				   PROPOSAL III
			  PROPOSED RATIFICATION OF THE
			     MANAGEMENT INCENTIVE PLAN

	Shareholder approval of the terms of the Management Incentive Plan (the "MIP") is required under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), so that individual compensation in excess of $1 million is considered "performance-based" and, therefore, tax deductible by the Company.

	The Management Incentive Plan is administered by the Compensation Committee of the Board of Directors and its purpose is to promote the interests of the Company and its Subsidiaries by providing their employees incentives to continue and increase their efforts with respect to, and remain in the employ of, the Company and its Subsidiaries.

	The Compensation Committee is responsible for managing the plan, for granting awards and for determining the individuals to whom bonus awards are to be granted.

	The performance goals are established by the Compensation Committee at the beginning of each performance period. Each bonus award is established in dollars and is based on the Company's income before income taxes. The amount paid out upon satisfying the performance goals shall not exceed 200% of the employee's base salary. In making an award, the Compensation Committee takes into account an employee's responsibility level, performance, cash compensation level and such other considerations as it deems appropriate.


       Due to the fact that established performance goals were not met, no bonus awards were granted to any of the Company's officers during the fiscal year 1999.

THE BOARD RECOMMENDS A VOTE "FOR" RATIFICATION OF THE MANAGEMENT INCENTIVE PLAN.


			       PROPOSAL IV
		    PROPOSED RATIFICATION OF APPOINTMENT
			  OF INDEPENDENT AUDITORS

	The Board has appointed PRICEWATERHOUSECOOPERS, LLP as the independent auditors to examine and audit the accounts of the Company for the fiscal year commencing April 1, 1999. In the event that ratification of this selection of auditors is not approved by the affirmative vote of a majority of the shares voting on the proposal, the selection of independent auditors will be reconsidered by the Board.

	A member of PRICEWATERHOUSECOOPERS, LLP is expected to be in attendance at the Annual Meeting and have the opportunity to make a statement and respond to questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS, LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

Ownership of Securities by Directors, Director Nominees and  Executive Officers

	The Common Stock is the only class of equity securities of the Company outstanding. As of March 31, 1999, the directors and director nominees and each executive officer named in the Summary Compensation Table below, individually, and all directors, director nominees and executive and corporate officers of the Company as a group, beneficially owned shares of Common Stock of the Company as follows:



	     Amount and Nature      Number of Shares               Percentage of
	  of benficial Onwnership   Underlying Exer-       Total    Common
Name      of Outstanding Shares 1/  cisable Options 2/     Shares   Stock


Benedict P. Rosen      50,670            172,500             223,170   *
Kazuo Inamori          10,000              7,500              17,500   *
John S. Gilbertson     28,715            145,000             173,715   *
Donald B. Christiansen 16,703             50,000              66,703   *
C. Marshall Jackson     2,367            112,500             114,867   *
Ernie Chilton           3,800            100,000             103,800   *
Marshall D. Butler      2,300              7,500               9,800   *
Carroll A. Campbell, Jr.2,254 4/           7,500               9,754   *
Kensuke Itoh       66,153,000              7,500          66,160,500  76.7% 3/
Rodney N. Lanthorne     1,500              7,500               9,000   *
Henry C. Lucas              0                  0                   0
Richard Tressler        1,620 5/           7,500               9,120   *
Masahiro Umemura        1,000              7,500               8,500   *
Masahiro Yamamoto       1,000              7,500               8,500   *
Michihisa Yamamoto      1,000              2,500               3,500   *
Yuzo Yamamura           1,000              7,500               8,500   *
All directors,
director nominees
and executive and
corporate officers
as a group (a total
of 23 individuals
including those
named above)       66,296,363            771,010          67,067,373  77.7% 3/

* Less than 1%
1/ Includes interests, if any, in shares held in the Company's Deferred Compensation and Retirement Plan Trusts.
2/Includes shares under options exercisable as of March 31, 1999, and options which become exercisable within 60 days thereof under the 1995 Stock Option Plan or the AVX Corporation Non-Employee Directors Stock Option Plan
(the "Non-Employee Directors Plan") described below.
3/ Includes the 66,150,000 shares of Common Stock owned directly or indirectly by Kyocera as to which Mr. Itoh, as President and Representative Director of Kyocera, may be deemed to have voting and investment power.
See "Security Ownership of Certain Beneficial Owners".
4/ Includes 2,254 phantom shares accrued under the Deferred Compensation Plan for Non-Employee Directors.
5/ Includes 1,120 phantom shares accrued under the Deferred Compensation Plan for Non-Employee Directors.

The information provided in the above chart as to each director, director nominee and named executive and corporate officers, individually, and all directors, director nominees and executive officers as a group, is based on information received from such individuals. However, the listing of such shares is not necessarily an admission of beneficial ownership by such persons. Unless otherwise indicated in the footnotes, such individuals held, together with certain members of their family, sole voting and investment power over the shares.
 9

		Security Ownership of Certain Beneficial Owners

	Set forth below is a table indicating those persons whom the management of the Company believe to be beneficial owners of more than 5% of any class of the Company's securities as of May 21, 1999.


     Name and Address                   Shares                     Percent
    of Beneficial Owner          Beneficially Owned                of Class
Kyocera Corporation
6 Takeda Tobadono-cho
Fushimi-ku, Kyoto 612-8501, Japan     66,150,000                     76.7%


	Except for Mr. Itoh, who may be deemed to beneficially own the shares held by Kyocera as a result of his position as President and Representative Director of Kyocera, to the best of the Company's knowledge, as of May 21, 1999, no other person owned more than 5% of the outstanding voting securities of the Company.

		 Certain Relationships and Related Transactions

	During the fiscal year ended March 31, 1999, Mr. Lucas, a current year nominee for election as a director, was paid $71,875 in connection with information technology consulting services provided to the Company and its Subsidiaries. For additional information regarding Company relationships, see "Compensation Committee Interlocks and Insider Participation".

     Compliance With Section 16(a) of the Securities Exchange Act of 1934

	Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership of any class of the Company's registered equity securities with the Securities and Exchange Commission and the New York Stock Exchange. The Company believes that during fiscal year ended March 31, 1999, all of its directors and officers complied with all applicable Section 16(a) filing requirements.

		Board of  Directors -Meetings Held and Committees

	The Board held four meetings during the fiscal year ended March 31, 1999. During that period, all the directors attended at least 75% of the meetings of the Board and meetings of the committees of the Board on which they served, except for Dr. Inamori and Mr. Itoh, who are residents of Japan and are representatives on the Board for Kyocera.

The Board has the following standing committees:

  Executive Committee. The Executive Committee has been, and from time to time is, delegated authority by the Board to exercise the powers of the Board in matters pertaining to the management of the business. The Executive Committee held no meetings during the fiscal year ended March 31, 1999.
The members of the Executive Committee are Messrs. Inamori (Chairman), Rosen, Butler, Lanthorne and Umemura.

  Audit Committee. The functions of the Audit Committee include (a) making recommendations to the full Board as to engagement of the Company's independent auditors, (b) reviewing with the independent auditors the plan and results of the audit engagement, (c) reviewing the scope and results of the Company's internal audit procedures, and (d) reviewing proposed audit fees and other
fees of the independent auditors.   The Audit Committee held two meetings
during the fiscal year ended March 31, 1999. The members of the Audit Committee are Messrs. Butler (Chairman), Campbell and Tressler.

  Compensation Committee. The Compensation Committee has the full power and authority of the Board with respect to the determination of compensation for all executive and corporate officers of the Company. The Compensation Committee also has full power and authority over any compensation plan approved by the Board, other than the 1995 Stock Option Plan, including the issuance of shares of Common Stock, as such Compensation Committee may deem necessary or desirable in accordance with such compensation plans. The Compensation Committee held two meetings during the fiscal year ended March 31 , 1999. The members of the Compensation Committee are Messrs. Inamori (Chairman), Itoh, Campbell and Tressler.

  Equity Compensation Committee. The Equity Compensation Committee is responsible for any action on all matters concerning the 1995 Stock Option Plan. This committee consists of Messrs. Tressler (Chairman), Campbell and Butler. The Equity Compensation Committee held three meetings during the fiscal year ended March 31, 1999.

  Special Advisory Committee. The Special Advisory Committee is required to review and approve all material contracts and transactions between the Company and related parties. The Special Advisory Committee did not hold a meeting during the fiscal year ended March 31, 1999. The members of the Special Advisory Committee are Messrs. Campbell (Chairman), Butler and Tressler.

			 Compensation of Directors

	Each director who is not an employee of the Company or Kyocera is paid an annual director's fee of $30,000, an attendance fee of $2,500 per Board or committee meeting and reimbursement of travel expenses. Each director who is an employee of Kyocera is paid an attendance fee of $2,500 per Board or committee meeting and reimbursement of travel expenses. In addition, each director who is not an employee of the Company is granted stock options pursuant to the 1995 Non-Employee Directors' Stock Option Plan.


Non-Employee Directors' Stock Option Plan

The Non-Employee Directors' Stock Option Plan, as amended (the "Plan") authorizes the issuance of 250,000 shares, making available the grant of an option to purchase 7,500 shares of Common Stock to each non-employee director as of the date on which a non-employee director is elected for the first time and every third anniversary thereafter. The option become exercisable 33 1/3% one year after the date of the grant and an additional 33 1/3% at the end of each of the following two years, provided that the non-employee director continues to be a director at the date of exercise. However, if the non-employee director's service terminates due to retirement, death or disability, his options shall thereupon become fully vested. Options have an exercise price equal to the fair market value (as defined in the Plan) of the Common Stock on the date of grant. This plan is administered by the Board. The Plan requires that options granted thereunder will expire on the date which is ten years after the date of grant. Unless sooner terminated by action of the Board, the Plan will terminate on August 1, 2005. Subject to certain exceptions which require shareholder approval, the Plan may be amended or discontinued by the Board. Options granted under the Plan are not assignable. There are no Federal tax consequences either to the non-employee directors or to the Company upon the grant of an option. On exercise of an option, the excess of the date-of-exercise fair market value of the shares acquired over the option price will generally be taxable to the non-employee director as ordinary income and deductible by the Company. The disposition of shares acquired upon exercise of an option generally result in a capital gain or loss for the non-employee director but will have no tax consequences for the Company. AVX feels that it is important for members of the Board to be shareholders of the Company and to have an incentive to help the Company grow and prosper and to share in that prosperity.


			    Executive Compensation

Cash Compensation

	The following table shows cash compensation paid and certain other compensation paid or accrued, by the Company related to the fiscal years ended March 31, 1999, 1998, and 1997, to each of the Company's five most highly compensated executive offices, including the Chief Executive Officer, in all capacities in which they served.

			       SUMMARY COMPENSATION TABLE

                          		   Annual Compensation          Long Term
							    Compensation
						     Other    Securities  All
						    Annual   Underlying   Other
		    Fiscal     Salary   Bonus    Compensation  Options   Compensation
Name & Position      Year      ($)1/     ($)          ($)       (#)2/      ($)3/

Benedict P. Rosen   1999    $545,000  $  32,700    $17,664       -0-    $78,600
Chairman and        1998     520,000    622,950     14,100     90,000    78,412
Chief Executive
Officer             1997     495,000    184,650     17,100     75,000    32,725

John S. Gilbertson  1999     424,000     25,440     10,063       -0-     78,761
 President and      1998     400,000    476,340      8,994     80,000    67,497
Chief Operating
Officer             1997     348,000    128,775     10,035     62,500    32,691


Donald B.
Christiansen        1999     230,000     13,800     16,194       -0-     52,167
Sr.VP Finance,      1998     220,000    170,530     15,939     50,000    34,105
Chief Financial
Officer and
Treasurer           1997     205,000     52,480     12,032     50,000    32,613



C. Marshall Jackson 1999     215,000     12,900      1,778       -0-     49,905
Senior Vice President
of  Sales and       1998     200,000    168,885      7,643     50,000    31,915
Marketing           1997     183,500     46,870      8,357     50,000    32,601


Ernie Chilton       1999     200,000      -0-       18,000       -0-     27,000
Senior Vice         1998     194,500     85,000     17,000       -0-     26,300
President of
Tantalum            1997     180,850     20,000     15,745     50,000    24,400

	1/Includes amounts earned but deferred by the executive officer at the election of those officers pursuant to the Company's savings or deferred compensation plans.

	2/ The stock options granted during the fiscal years ended March 31, 1998 and 1997 were granted pursuant to the 1995 Stock Option Plan.

	3/ All other compensation includes: (i) the Company's contribution on
	behalf of the respective executive officer pursuant to the terms of the
	AVX Ltd. Pension Plan ("Pension Plan"), AVX Corporation Deferred
	Compensation Plan ("DCP"), AVX Corporation Stock Bonus Plan ("Bonus
	Plan") and the AVX Corporation Retirement Plan ("Savings Plan").  Mr.
	Chilton participates in the Pension Plan, a defined benefit pension plan
	maintained by AVX Limited, a wholly-owned subsidiary of AVX Corporation.
	The Pension Plan provides for a retirement benefit  at a normal Pension
	Date, as defined, equal to 60% of the Final Pensionable Salary, as defined,
	after having completed at least 20 years of continuing service.  Mr.
	Chilton has been employed by AVX Limited since 1979. The table below sets
	forth the components of all other compensation described above, for the
	fiscal year ended March 31, 1999, for the above named executive officers:





			  Pension Plan     DCP     Bonus Plan    Savings Plan
Benedict P. Rosen                         $57,200     $5,400     $16,000
John S. Gilbertson                         57,200      5,561      16,000
Donald B. Christiansen                     31,067      5,100      16,000
C. Marshall Jackson                        28,768      5,137      16,000
Ernie Chilton               $ 27,000

	The amounts shown for each named executive officer may exclude certain perquisities and other personal benefits that did not exceed, in the aggregate, the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer for any year included in this table.

		     Aggregated Option Exercises in Last Fiscal Year
			    and Fiscal Year-End Option Values

	The following table sets forth information with respect options exercised during fiscal 1999 by the named executive officers and year-end values of unexercised options held by the named executive officers at year-end (all of which options were granted by the Company pursuant to the 1995 Stock Option Plan).

       			    Number of Shares                                        Value of Unexercised
		            Underlying Unexercised Options                           In-the-Money Options
			           at Fiscal Year End                                       at Fiscal Year End
		      Shares
		      Accquired on   Value
		      Exercised      Realized   Exercisable   Unexercisable     Exercisable     Unexercisable
		      (#)             ($)          (#)            (#)               ($)            ($)
Name
Benedict P. Rosen        -0-        $  -0-       172,500        142,500           $  -0-           $  -0-
John S. Gilbertson       -0-           -0-       145,000        122,500              -0-              -0-
Donald B. Christiansen   -0-           -0-        50,000         87,500              -0-              -0-
C. Marshall Jackson      -0-           -0-       112,500         87,500              -0-              -0-
Ernie Chilton            -0-           -0-       100,000         50,000              -0-              -0-


	No options were granted to, or exercised by, any officer of the Company in fiscal year 1999. Options to purchase 383,300 shares of common stock for $6,250,820 were granted under the 1995 Stock Option Plan to other employees of the Company.

		Compensation Committee Interlocks and Insider Participation

	During the fiscal year ended March 31, 1999, the Compensation Committee was comprised of Messrs. Inamori, Itoh, Campbell and Tressler. Dr. Inamori is Chairman Emeritus of the Board and Mr. Itoh is President, of Kyocera. Kyocera owns 66,150,000 shares, or approximately 76.7%, of the Company's outstanding Common Stock and has engaged in a significant number and variety of related company transactions. The more significant arrangements and agreements between the Company and Kyocera are described in the Company's Annual Report on Form 10-K and disclosed in the footnotes to the financial statements in the Annual Report to Shareholders.


			   Report of Compensation Committee

	This report provides an overview of the Company's executive compensation philosophy and describes the role of the Compensation Committee.

	The Board established a Compensation Committee in August 1995, in
connection with the Company's initial public offering .   Beginning with
fiscal year commencing April 1, 1996, the Compensation Committee, subject to review by the Board, made determinations regarding salary levels and annual incentive bonus opportunities for executive officers, and performed such other compensation related functions that were delegated to the Compensation Committee by the Board.

	The Company's compensation policy reflects a commitment to an executive compensation plan which enables the Company to attract, retain and motivate highly qualified management professionals. The Company's compensation philosophy is to directly align executive compensation with the financial performance of the organization. The Company believes that the relationship between executive compensation and Company performance will create benefit for all shareholders.

	The executive compensation program has been developed by the Compensation Committee using various factors which include historical earnings , review of industry competition executive compensation plans, and consultation with compensation experts. The key elements of the executive compensation program are base salary, annual incentive bonus and stock options, in addition to those benefits provided under the Company's retirement plans.

	The Compensation Committee or, the Equity Compensation Committee, as applicable, review and approve each element of the Company's executive compensation program and periodically assess the effectiveness of the program as a whole. This program covers the chief executive officer, the four other named executive officers and all other executive officers of the Company. Specifically, the committees approve the salaries of all executive officers, cash awards under the Company's Management Incentive Program ("MIP"), the grant of stock options under the 1995 Stock Option Plan, and the provision of any special benefits or perquisites to executive officers.

Base Salary Program

	The base salary program is intended to provide base salary levels that are externally competitive and internally equitable, and to reflect each individual's sustained performance and cumulative contribution to the Company. Each executive officer's individual performance is reviewed to arrive at merit increase determinations. These merit increases are then reviewed within the context of the total merit increase budget to determine reasonableness.

Management Incentive Plan

	The MIP provides for annual cash incentive compensation based on various performance measures for executive officer positions. Bonus awards are paid under the MIP generally if the Company's financial performance
exceeds a predetermined performance target.   The bonus awards for the Chief
Executive Officer and the Chief Operating Officer are based on a percentage of profits. The rest of the executive and corporate officers' bonuses are derived from a pool determined based on a percentage of profits.

1995 Stock Option Plan

	The 1995 Stock Option Plan is designed to reward executive officers and other key employees directly for appreciation in the long-term price of the Company's stock. The plan directly links the compensation of executive officers to gains by the shareholders and encourages executive officers to adopt a strong stakeholder orientation in their work. The 1995 Stock Option Plan also places what can be a significant element of compensation at risk because the options have no value unless there is appreciation over time in the value of Company stock.

	With the understanding that the value (if any) of stock options is based on future performance, the Company bases stock option grants on levels of expected value for long -term incentive grants among other companies and other comparable corporate employers. The Equity Compensation Committee periodically reviews the practices, grant levels and grant values of other companies to ensure the plan continues to meet the Company's objectives.

Chief Executive Officer Compensation

	As Chairman and Chief Executive Officer of the Company, Mr. Rosen's base salary and merit increase for fiscal year ended March 31, 1999, reflect his substantial responsibilities. Based on these responsibilities, the Board awarded Mr. Rosen a base salary of $545,000 reflecting a merit increase of 4.8% over the prior year. Mr. Rosen received no MIP bonus award for fiscal year 1999.

Corporate Officer Death Benefit

	In addition to the Company sponsored life insurance benefit provided to most employees (two times annual salary, as defined), if a corporate officer dies while employed by the Company, the Company will pay the officer's survivor, or estate, the equivalent of two year's base salary during the ensuing two years.

Deferred Compensation Plans

	Each employee of the Company whose annual compensation is in excess of $160,000, is eligible to participate in one of the deferred compensation plans. Under one of these plans, the Company contributes an amount equal to the amount to which the participant would have been entitled (but for regulatory limitations) under the Company's regular retirement program, up to allowable statutory limitations. Under the other deferred compensation plan, all executive and corporate officers can elect to defer additional amounts of compensation.

Deductibility of Executive Compensation

	With respect to Section 162(m) of the Code and the underlying Internal Revenue Service (the "IRS") regulations pertaining to the deductibility of compensation to certain executive officers in excess of $1 million, the Compensation Committee has adopted a policy that it will attempt to comply with such limitations, to the extent practicable, including its presentation of incentive compensation plans to the shareholders, for prior approval, where appropriate. However, the Compensation Committee has also determined that some flexibility is required, notwithstanding these IRS regulations, in negotiating and implementing the Company's incentive compensation program. It has, therefore, retained the option to award some bonus payments based on non-quantitative performance objectives and other criteria which it may determine, at its discretion, from time to time.

Summary

	The Compensation Committee believes the executive compensation program is adequate to accomplish the program's goals of attracting, retaining, and motivating highly qualified management professionals. The Committee additionally believes the executive compensation program is fair to both the executive officers and the Company.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD:
		Kazuo Inamori, Chairman
		Carroll A. Campbell, Jr.
		Kensuke Itoh
		Richard Tressler

				   Employment Agreement

	Benedict Rosen has an employment agreement that provides for a two year advisory period upon his retirement from the Company. During this advisory period, Mr. Rosen will receive an annual payment equivalent to his most recent base salary. If Mr. Rosen dies prior to or during the two year advisory period, his heirs will be entitled to the compensation Mr. Rosen would have received.


Stock Price Performance Graph

	The following chart compares the percentage change in the cumulative total shareholder return on the Company's Common Stock from August 15, 1995, through March 31, 1999, with the cumulative total return of the S&P 500 Stock Index and a Peer Group Index. for such period.



		Comparison of  Quarterly Cumulative Total Return:
			    AVX, Peer Group, S&P 500
		    Value of $100 Invested on August 15, 1995

		  Aug. 15-95   MAr. 31-96   Mar. 31-97  Mar. 31-98  Mar. 31-99
AVX                    100          86         83         81          66
S&P 500                100         117        140        208         246
Old Peer Group         100          96         88        115         124
New Peer Group         100          91         90        118         106

       The "Old Peer Group" is comprised of the following companies: AMP, Amphenol, Kemet, Methode, Molex and Vishay. The "New Peer Group" reflects the same companies, with the exclusion of AMP, which has agreed to merge with Tyco International. The Stock Price Performance Graph above and the foregoing Report of Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Shareholder Proposals

	If any shareholder intends to present a proposal to the Company for inclusion in its proxy statement relating to the annual meeting of shareholders expected to be held in July 2000, or wishes to recommend nominees to the Board, such proposal, in writing and addressed to the Corporate Secretary, must be received by the Company no later than February 10, 2000.

	In general, shareholder proposals intended to be presented at an annual meeting, including proposals for the nomination of directors, must be received by the Company 60 days in advance of the meeting.

Proxy Solicitation

	The entire cost of this solicitation will be borne by the Company, including reimbursement of banks, brokerage firms, custodians, nominees and fiduciaries for their reasonable expenses in sending proxy materials to the beneficial owners of stock. Solicitation will primarily be made by mail, but proxies may be solicited personally, by telephone or by facsimile. In addition, the Company has retained American Stock Transfer & Trust Company to assist in the solicitation of proxies at a fee estimated to be $10,000, excluding out-of-pocket expenses.

	Requests for a copy of AVX's Annual Report on Form 10-K filed with the Securities and Exchange Commission should be directed to Mr. Donald B. Christiansen, Chief Financial Officer, AVX Corporation, PO Box 867, Myrtle Beach, South Carolina 29578.

						 By order of the Board,
						     /s/ Kurt Cummings
						------------------------

							Kurt Cummings
						      Corporate Secretary

							  June 7, 1999
16

      Please date, sign and mail your proxy card back as soon as possible!
                       Annual Meeting of Shareholders
                             AVX CORPORATION
                              July 15, 1999

                 {Please Detach and Mail in the Envelope Provided}

A X Please mark your votes as in this example.
DIRECTORS RECOMMEND VOTING FOR 1,2,3,4 AND 5.

1.  To elect five Class III Directors for terms Expiring at the Annual
    Meeting in July of 2002
	                               FOR  all nominees listed (except as marked to
                                the contrary)
	                               WITHHOLD AUTHORITY  to vote for all listed
                                nominees at right.

(Instruction: to withhold authority to vote for any individual nominee strike out that nominee's name in the list provided at right.)

Nominees:       Donald B. Christiansen
		Masahiro Yamamoto
		Yuzo Yamamura
		Yasuo Nishiguchi
		Henry C. Lucas, Jr.

           									FOR   AGAINST  ABSTAIN

2.  To ratify a proposed amendment to the 1995 Stock Option Plan;

3.  To ratify the Management Incentive Plan;

4. To ratify the appointment of PricewaterhouseCoopers, LLP as the Company's independent auditors for the fiscal year commencing
     April 1, 1999;

5. To transact any other business that may properly come before the Annual Meeting or any adjournment thereof.

Please mark box at right if an address change or comment has been noted on the reverse side of this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY.

Signature____________________Co-owner sign here_______ _______Date______1999
Note: (Signatures should conform to names as registered For jointly owned shares, each owner should sign. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give full title.)

This Proxy is Solicited on Behalf of the Board of Directors
AVX CORPORATION
17th Ave. South - Myrtle Beach, South Carolina  29577

The undersigned hereby appoints Benedict P. Rosen, Chairman and Chief Executive Officer, or John S. Gilbertson, President and Chief Operating Officer, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign this proxy exactly as your names(s) appear(s) hereon.
When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name

HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?
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